UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2015

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On June 15, 2015, the board of directors (the “Board”) of Party City Holdco Inc. (the “Company”) voted to increase the size of the Board from nine directors to eleven directors and appointed Morry Weiss and Lisa Klinger to fill the resulting vacancies, effective June 15, 2015. Ms. Klinger was also appointed to serve on the Board’s Audit Committee (the “Audit Committee”). In connection with Ms. Klinger’s appointment to the Audit Committee, Norman Matthews resigned as a member of the Audit Committee. In addition, Steven Collins resigned from the Board’s Compensation Committee (the “Compensation Committee”), and Norman Matthews was appointed to the Compensation Committee.

Mr. Weiss is the Chairman of American Greetings Corporation and has worked there for nearly 50 years, serving in positions that also include President, Chief Executive Officer, and Chief Operating Officer. He also serves on the Board of Directors of Cleveland Clinic. Mr. Weiss served as a director of National City Corporation (a publicly-held financial holding company) from 1991 until its sale in 2008. Mr. Weiss attended Wayne State University and earned a Bachelor of Arts degree in Liberal Arts from Case Western Reserve University. Because of his extensive experience in leadership and the social expressions industry, we believe Mr. Weiss is well qualified to serve on our board of directors.

Ms. Klinger has served as Chief Financial Officer and Treasurer for Vince Holding Corp. since December 2012. Ms. Klinger also served as Chief Financial Officer and Treasurer of Kellwood Holding Corp. from December 2012 until November 2013, prior to the Vince Holding Corp. initial public offering and related restructuring transactions. Previously, Ms. Klinger served as Executive Vice President and Chief Financial Officer of The Fresh Market, Inc., a specialty food retailer, from 2009 until 2012. Prior to that, Ms. Klinger served as interim Chief Financial Officer of Michael’s Stores during 2008 and Senior Vice President of Finance and Treasurer from 2005 to 2009. Ms. Klinger previously served as Assistant Treasurer at Limited Brands from 2000 to 2005. Because of her extensive experience in leadership and corporate finance, we believe Ms. Klinger is well qualified to serve on our board of directors.

Each of Mr. Weiss and Ms. Klinger will participate in the Company’s standard non-employee director compensation program. Pursuant to this program, each of Mr. Weiss and Ms. Klinger will receive (i) an annual retainer of $70,000 for service as a Board member and (ii) an annual option grant for shares of the Company’s common stock with an aggregate exercise price of $70,000 on the date of grant, which will fully vest on the one year anniversary of the date of grant.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which either Mr. Weiss or Ms. Klinger had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between either Mr. Weiss, Ms. Klinger and any other person pursuant to which either Mr. Weiss or Ms. Klinger was selected as a director of the Company.

In addition, the Company and each of Mr. Weiss and Ms. Klinger will enter into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-193466) (the “Registration Statement”) and a form of such agreement was filed as Exhibit 10.2 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: June 18, 2015	By:	/s/ Michael A. Correale
Michael A. Correale
Chief Financial Officer

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